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                                                                   exhibit 10.41

          CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST

            FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE

         SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED

                              WITH THE COMMISSION.

                                LICENSE AGREEMENT

This license agreement ("Agreement") is made as of May 14, 2001 ("Effective Date") by and between EPOCH BIOSCIENCES, INC., having a principal place of business at 21720 23rd Road SE, Bothell, Washington 98021 ("EBI"), and PE CORPORATION (NY), through its Applied Biosystems Group, having a principal place of business at 850 Lincoln Centre Drive, Foster City, California 94404 ("ABG").

                                    AGREEMENT

1.    DEFINITIONS

      1.1   "Affiliate" means

            (A) an organization of which 50% or more of the voting stock or participating profit interest is controlled or owned directly or indirectly by either Party;

            (B) an organization that directly or indirectly owns or controls 50% or more of the voting stock of a Party;

            (C) an organization, the majority ownership of which is directly or indirectly common to the majority ownership of either Party; or

            (D) an organization under (A), (B), or (C) immediately above in which the amount of the ownership is less than 50% and that amount is the maximum amount permitted by law.

      1.2 "Authorized Oligonucleotide Synthesizer" means an Instrument whose use for automated oligonucleotide synthesis is covered by the up-front fee component of a license under the Process Patents. That up-front fee component may be obtained through the purchase of Instruments bearing a valid label conveying that up-front component, such Instruments being available from ABG (all ABG synthesizers are Authorized) or from other suppliers who have contracted with ABG to pay that up-front fee component on behalf of their customers. Alternatively, that up-front fee component may be purchased from ABG.

      1.3 "Authorized Support" means a column or support whose use for the solid phase synthesis of oligonucleotides is covered by the running-royalty component of a license under the Process Patents. That running-royalty component may be obtained through the purchase of columns or supports bearing a valid label conveying that component,

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            such columns or supports being available from ABG (all ABG columns and supports are Authorized) or from other suppliers who have contracted with ABG to pay that running-royalty component on behalf of their customers. Alternatively, that running-royalty component may be purchased from ABG.

      1.4 "Cleavage Assay" means an assay in which the detection of a nucleic acid sequence includes the cleavage of a nucleic acid probe, including, but not limited to, the TaqMan assay.

      1.5 "Collaboration Agreement" means the Second Amended and Restated Collaboration, License and Supply Agreement between EBI and ABG having an effective date of August 17, 2000.

      1.6 "Instrument" means an oligonucleotide synthesis system, instrument, machine, device, prototype, bread-board, or apparatus, including associated controls, computers, hardware and software, but not including columns or supports, the use of which, when used together with an Authorized Support, falls within the claims of the Process Patents.

      1.7 "Licensed Field" means nucleic acid analysis techniques that do not comprise a Cleavage Assay.

      1.8 "Licensed Know-How" means any Confidential Information (as defined in the Collaboration Agreement) transferred by ABG to EBI in connection with activities performed pursuant to the Collaboration Agreement.

      1.9 "Licensed Patents" means U.S. Patent Nos. 6,030,787; 5,723,591; and 5,876,930, including any Related Patent and any rights added pursuant to Section 4.3 below.

      1.10  "Licensed Product" means any product for use in the Licensed Field,
            (A) that does not comprise a nucleic acid probe that is susceptible to the 5'-nuclease activity of a polymerase and, (B) (a) which, but for the license granted herein, manufacture, use or sale thereof would infringe at least one Valid Claim of a Licensed Patent, and/or
            (b) which otherwise uses, incorporates or was developed or manufactured using Licensed Know-How.

      1.11  "Net Sales" means

            (A) with respect to sales by EBI, or an Affiliate of EBI, to non-affiliated third party purchasers, including non-affiliated distributors, the actual amount of gross sales of Licensed Product to a third party, less: (i) trade, cash and quantity discounts granted at the time invoiced, if any, actually allowed, (ii) amounts refunded, allowed or credited for faulty or defective product, returns, rebates, or rejections, (iii) freight, insurance and other transportation costs (except income taxes), tariffs, duties and similar governmental charges paid, to the extent included in gross sales price, and (iv) adjustments for bad debt;

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            (B)   with respect to Licensed Product which are used by EBI, or an
                  Affiliate of EBI, to supply services or information to a third party for commercial purposes, or are otherwise disposed of, the Net Sales will be determined as if such Licensed Product had been sold at the average Net Sales for such Licensed Product during the past 120 days prior to the supply of such services or information.

      1.12 "Party" means EBI or ABG and, when used in the plural, means EBI and ABG.

      1.13 "Process Patents" means U.S. Patent Nos. 4,458,066, 5,132,418, 5,153,319, and/or 4,973,679.

      1.14  "Related Patent" means any patent or patent application that:

            (A) claims priority to a Licensed Patent, including but not limited to continuation applications and patents, continuation-in-part applications and patents, divisional applications and patents, reexamination applications and patents, reissue applications and patents, and continuing prosecution applications and patents;

            (B)   is a parent or descendant of a Licensed Patent; or

            (C) any foreign equivalents of a Licensed Patent or any patent or patent application set forth in subsections (A) or (B) of this
                  Section 1.14;

            (D) except that, notwithstanding subsections (A), (B), and (C) of this Section 1.14, Related Patent will not include U.S. Patent No. 5,538,848 or any other patent claiming a method comprising a Cleavage Assay, or claiming a probe composition that is susceptible to cleavage by a 5'-nuclease activity of a polymerase.

      1.15 "Valid Claim" means a claim of a Licensed Patent that has not been held permanently invalid or otherwise unenforceable by a court of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, or has not otherwise finally been held unpatentable by an appropriate administrative agency.

2.    GRANT

      2.1 Non-Exclusive License. Subject to the terms and conditions of this Agreement, ABG hereby grants to EBI, a royalty-bearing, worldwide, non-exclusive, non-transferable, license under Licensed Patents and Licensed Know-How, to make (not including have made), import, export, use, offer to sell, and sell Licensed Products in the Licensed Field.

      2.2 Sublicenses. EBI will have no right to sublicense its license rights granted in Section 2.1 beyond the right to pass on to EBI's customers the right to use Licensed Products within the Licensed Field, provided however, that EBI may sublicense the right to make Licensed Products to its Affiliates and the right to offer to sell and sell Licensed Products to its Affiliates, distributors, representatives and other marketing partners.

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

      2.3 No Other Rights. No license other than that expressly granted in Sections 2.1 and 2.2 is granted hereunder, whether express, implied, or by estoppel, to any other patent rights, or any other intellectual property, owned, used, licensed to, or otherwise controlled by, ABG.

      2.4 Restrictions. EBI, without undertaking a special investigation, will not knowingly sell, market, make or have made, Licensed Products for use outside the Licensed Field. In the event that EBI does inadvertently sell, market, make or have made, Licensed Products for use outside the Licensed Field, EBI will within 30 days of learning of such activity cease such activity.

3.    PAYMENTS

      3.1 Running Royalty. EBI will pay to ABG a non-refundable running royalty of [*] % based on Net Sales of Licensed Products in countries in which such sale (in the case of Net Sales under Section 1.11(A)) or use in the case of Net Sales under Section 1.11(B)) would infringe a Valid Claim of a Licensed Patent except for the license granted herein.

            If EBI is required to pay a non-Affiliate third party amounts with respect to a Licensed Product under agreements for patent rights or other technologies which are necessary to license or acquire with respect to such Licensed Product, EBI may deduct the amount actually paid to such non-Affiliate third parties, from the running royalty owing to ABG for such Licensed Product. Notwithstanding the foregoing provisions, in no event shall the amounts due to ABG pursuant to Section 3.1 be so reduced to less than fifty percent (50%) of the amount that would otherwise be due ABG hereunder.

            In the event that any third party is making, using or selling products in a country competitive with any Licensed Product(s), and such manufacture, use or sale infringes any of the Licensed Patents (absent a license from ABG), the royalty under this Section 3.1 shall be [*] percent ([*]%) of Net Sales of such Licensed Product(s) in such country.

      3.2   Payment Dates and Statements. With respect to royalties due under
            Section 3.1, within 45 days of the end of each calendar quarter in which Net Sales occur, EBI will calculate the royalty amount owed to ABG under Section 3.1 and will pay such amount to ABG. Such payment will be accompanied by a statement showing the calculation of the amount owed for Net Sales for that quarter (including the gross invoiced sales and permissible deductions therefrom), and the exchange rate (as determined pursuant to Section 3.4) used to directly convert any royalty amounts into U.S. Dollars.

      *     CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION.

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      3.3   Late Payments. Unless otherwise specified, all payments due under this Agreement will be due 45 days following the end of the relevant period. Any payment owed to ABG under this Agreement that is not paid on or before the date such payment is due will bear interest, to the extent permitted by applicable law, at 10% per annum, calculated based on the number of days such payment is delinquent.

      3.4 Currency of Payments. All payments under this Agreement will be made in U.S. Dollars by wire transfer to such bank account as ABG may designate from time to time, or by check. Any payments due hereunder on Net Sales outside of the United States will be payable in U.S. Dollars at the rate of exchange of the currency of the country in which the Net Sales are made as reported in the New York edition of The Wall Street Journal for the last business day of the quarter for which the royalties are due, provided however, in the event that such rate of exchange on the last business day is more than 10% above or below the exchange rate on the first business day of such quarter, then the rate of exchange shall be the rate of exchange on the first business day, plus or minus 10%, as the case may be.

      3.5 Other Taxes. EBI will pay all sales, use, transfer or similar taxes, whether foreign, federal (United States), state or local, however designated, that are levied or imposed by reason of the sale or transfer of Licensed Products contemplated hereby, and any penalties, interest, and collection or withholding costs, associated with any of the foregoing items.

      3.6 Records, Inspection. Using EBI's customary practices and procedures in accordance with United States generally accepted accounting principles, EBI will keep and maintain proper and complete records and books of account sufficient in detail to enable the verification of monies received by EBI in connection with EBI's obligations under this Agreement. The books and records will be retained for a period of at least 4 years after the end of the period for which such books and records pertain. ABG will have the right from time to time (not to exceed two times per calendar year) during normal business hours and upon 2 weeks written notice, to inspect in confidence, or have an agent, accountant or other representative inspect in confidence, the books and records. ABG will bear the costs of the inspection unless the inspection reveals a discrepancy unfavorable to ABG of at least 10%, in which case EBI will pay the costs of the inspection. If the inspection results in a final determination that amounts have been overstated or understated, the applicable amount will be refunded or paid promptly by the appropriate Party. ABG will hold in strict confidence all information learned in the course of any inspection, except to the extent necessary for ABG to reveal such information in order to enforce its rights under this Agreement, or if disclosure is required by operation of law. The public accounting firm employees will sign a customary confidentiality agreement as a condition precedent to their inspection, and will report to the inspecting Party only that information which would be contained in a properly prepared royalty report.

4.    REPRESENTATIONS, WARRANTIES AND COVENANTS; DISCLAIMERS

      4.1 Each Party represents, warrants and covenants to the other Party that:

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            (A)   it has the corporate power and authority and legal right to enter into this Agreement and to perform its obligations hereunder;

            (B) the execution and delivery of this Agreement and the performance of the transactions contemplated thereby have been duly authorized by all necessary corporate action of the Party;

            (C) the execution and delivery of this Agreement and the performance by the Party of any of its obligations under this Agreement do not and will not:

                  (1) conflict with, or constitute a breach or violation of, any other contractual obligation to which it is a party, any judgment of any court or governmental body applicable to the Party or its properties, or, to the Party's knowledge, any statute, decree, order, rule or regulation of any court or governmental agency or body applicable to the Party or its properties, and

                  (2) require any consent or approval of any governmental authority or other person;

            (D) each Party will, to the best of its knowledge without undertaking a special investigation, disclose to the other Party any material adverse proceedings, claims or actions that arise that would materially interfere with that Party's performance of its obligations under this Agreement; and

            (E) each Party's employees have executed or will execute agreements whereby all right, title and interest in any Intellectual Property Rights will be assigned to their respective employers.

      4.2 Disclaimer. Nothing contained in this License Agreement will be construed as:

            (A) a warranty or representation by either of the Parties to this License Agreement as to the validity or scope of any patent;

            (B) a warranty or representation that any manufacture, sale, offer for sale, lease, import, use or other disposition of Licensed Products hereunder will be free from infringement of patent, copyright or other intellectual property rights of third parties;

            (C) a warranty or representation by any of the Parties with respect to their enforcement of any patent including without limitation the prosecution, defense or conduct of any action or suit concerning infringement, validity or enforceability of any such patent;

            (D) unless expressly stated otherwise, conferring any right to use in advertising, publicity, or otherwise, any trademark, trade name or names, or any contraction, abbreviation or simulation thereof, of either Party;

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            (E)   an obligation upon either Party to make any determination as to the applicability of any of its patents to any product;

            (F) an inducement by one Party to the other to use the patents or to make, use, or sell products covered by the Licensed Patents, or an inducement of the other Party's customers to purchase or otherwise use products covered by the Licensed Patents; or

            (G) an admission by either Party that any of its products infringe any patents of the other Party.

      4.3 ABG Representation and Warranty, Additional Licensed Patents. ABG represents and warrants that it does not own or control any Blocking Patents, and if it does subsequently acquire any Blocking Patents, such patents shall become Licensed Patents hereunder. As used in this Section 4.3, the term "Blocking Patents" means a patent that would be necessarily infringed by EBI as a direct result of EBI's exploitation of the license granted in Section 2.1 [*].

5.    INDEMNIFICATION; LIMITATION OF LIABILITY

      5.1 EBI's Indemnification of ABG. EBI agrees to indemnify, hold harmless, and defend ABG and its officers, directors, employees, and agents against any and all claims for infringement of third party patent rights, death, illness, personal injury, property damage and improper business practices ("Liability") arising out of the manufacture, use, sale, or other disposition of Licensed Product by EBI. Notwithstanding the foregoing, EBI will have no obligation under this Section 5 with respect to Liability to the extent the Liability is caused by the gross negligence or willful misconduct of ABG.

      5.2 ABG's Indemnification of EBI. ABG agrees to indemnify, hold harmless, and defend EBI and its officers, directors, employees, and agents against any and all Liabilities arising out of the gross negligence or willful misconduct of ABG or claims that the practice of the Licensed Patents or the Licensed Know How infringes the patent or proprietary rights of a third party.

      *     CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION.


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      5.3   Notice; Choice of Attorney. If either party (the "Indemnified
            Party") intends to claim indemnification under this Section 5, it will promptly notify the other party (the "Indemnifying Party") of any Liability in respect of which it intends to claim indemnification. The Indemnifying Party, after it determines that indemnification is required of it, but within a reasonable time, will assume the defense and settlement thereof with counsel of its choice, such counsel being reasonably satisfactory to Indemnified Party. Indemnified Party will have the right to retain its own counsel, with the fees and expenses to be paid by Indemnifying Party if Indemnifying Party does not assume the defense; or, if representation of ABG by the counsel retained by Indemnifying Party would be inappropriate due to actual or potential conflicting interests between ABG and any other party represented by counsel. ABG's failure to deliver notice to Indemnifying Party within a reasonable time after the commencement of any such action, if prejudicial to Indemnifying Party's ability to defend the action, will relieve the Indemnifying Party of any liability to ABG under this Section 5, but the omission to deliver notice to Indemnifying Party will not relieve Indemnifying Party of any liability that it may have to Indemnified Party otherwise than under this Section 5.

      5.4 Consent Required. The indemnity provisions in this Section 5 will not apply to amounts paid in settlement of any Liability if the settlement is effected without the consent of the Indemnifying Party.

      5.5 Cooperation. Indemnified Party under this Section 5, its employees, and agents, will cooperate fully with the Indemnifying Party and its legal representatives in the investigations of any action, claim or liability covered by this indemnification.

      5.6 LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING ELSE IN THIS LICENSE AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON OR ENTITY WITH RESPECT TO ANY SUBJECT MATTER OF THIS LICENSE AGREEMENT, UNDER ANY EQUITY, COMMON LAW, TORT, CONTRACT, ESTOPPEL, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY, FOR ANY (A) INCIDENTAL, SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES, OR (B) DAMAGES RESULTING FROM LOSS OF SALE, BUSINESS, PROFITS, OPPORTUNITY OR GOODWILL, EVEN IF THE REMEDIES PROVIDED FOR IN THIS LICENSE AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE AND EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY OF THE FOREGOING DAMAGES.

6.    MARKING

      All Licensed Product (or to the extent not practicable, the packaging thereof), and all promotional, marketing, and advertising material associated with Licensed Product, will carry the following statement:

            "Purchase of this product carries with it a limited, non-transferable, non-exclusive (without the right to resell, repackage, or sublicense)

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            license under U.S. Patent Nos. 6,030,787; 5,723,591; and 5,876,930, and corresponding foreign patents, solely to use this product in an assay in which the detection of a nucleic acid sequence does not include the cleavage of a nucleic acid probe, and for no other purpose. No other license under these patents or any other patents is granted expressly, impliedly, or by estoppel. No license under the PCR process is conveyed through purchase of this product."

Upon 60 days prior written notice to EBI, ABG may require EBI to change this statement at any time during the term of this Agreement.

7.    AUTHORIZED MANUFACTURE

      EBI will use only Authorized Supports (if and only if Authorized Supports satisfactory to effectively manufacture Licensed Products are commercially available in sufficient quantities, at commercially reasonable prices) and Authorized Oligonucleotide Synthesizers for the synthesis of polynucleotides used in Licensed Products. EBI will be entitled to rely on the written representations of its suppliers as to the "Authorized" status of such supports and synthesizers.

8.    TERM

      Unless terminated earlier as provided in Section 9, this Agreement will commence on the Effective Date and will remain in full force until the expiration, abandonment, or final determination of invalidity or unenforceability, of the last Valid Claim of the last to expire Licensed Patent.

9.    TERMINATION

      9.1   This Agreement may be terminated by either Party,

            (A) in the event the other Party files in any court or agency under any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of the other Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party will be served with an involuntary petition against it, filed in any insolvency proceeding, and the petition is not dismissed within 60 days after the filing thereof, or if the other Party will propose or be a party to any dissolution or liquidation, or if the other Party will make an assignment for the benefit of creditors; or

            (B) upon any material breach of this Agreement by the other Party; except that,

                  (1) the Party alleging such breach must first give the other Party written notice thereof, which notice must state the nature of the breach in reasonable detail and the other Party must have failed to cure such alleged breach within 60 days after receipt of the notice; and

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                  (2)   the Party alleging the breach terminates the Agreement
                        within 1 year of first giving the other Party such written notice.

                  (3) For avoidance of doubt, it is understood and agreed by the Parties that a failure to pay royalties when due will constitute a material breach of this Agreement.

      9.2 Termination by EBI. EBI may terminate this Agreement at any time upon 60 days notice to ABG.

      9.3 Survival of Obligations. Upon any termination of this Agreement, by expiration of the term or otherwise, neither Party will be relieved of any obligations incurred prior to such termination. Despite any termination of this Agreement, the obligations of the Parties under Sections 3 (to the extent such royalties have accrued), 5, 6, 9.3, and 10 as well as any other provisions that by their nature are intended to survive any termination, will survive and continue to be enforceable.

      9.4 Sale of Inventory. In the event of any termination, EBI shall have the right to sell any remaining Licensed Product in inventory or in process for up to 6 months following the date of termination, subject to the payment of royalties thereon.

10.   GENERAL PROVISIONS

      10.1 Force Majeure. If the performance of any part of this Agreement by either Party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the Party liable to perform, unless conclusive evidence to the contrary is provided, the Party so affected will, upon giving written notice to the other Party, be excused from the performance to the extent of the prevention, restriction, interference or delay; provided, however, the affected Party will use its reasonable best efforts to avoid or remove the causes of non-performance and will continue performance with the utmost dispatch whenever the causes are removed. When the circumstances arise, the Parties will discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

      10.2 Governing Law; Attorneys' Fees. This Agreement will be deemed to have been made in the State of California and its form, execution, validity, construction and effect will be determined in accordance with the laws of the State of California. In the event that any Party commences any proceeding to enforce or interpret the provisions of this Agreement, the prevailing party in any such action or proceeding shall be entitled to recover reasonable attorneys' fees and costs incurred in connection with such suit, action or proceeding in addition to whatever other remedies may also be available.

      10.3 Severability. If a court or an arbitrator of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable, or invalid, in whole or in Part for any reason, the validity and enforceability of the remaining provisions, or portions thereof, will not be affected.

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      10.4  Entire Agreement. This Agreement constitutes the final, complete, and exclusive statement of the terms of the agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings or agreements of the Parties. No Party has been induced to enter into this Agreement by, nor is any Party relying on, any representation or warranty outside those expressly set forth in this Agreement.

      10.5 Modification of Agreement. No terms or conditions of this Agreement will be varied or modified by any prior or subsequent statement, conduct, or act of either of the Parties, except that the Parties may supplement, amend, or modify this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

      10.6 Assignment. This Agreement is binding upon, and will inure to the benefit of, ABG, its successors and assigns, but will be personal to EBI and will not be assigned by EBI without the express written consent of ABG, provided however, that EBI may assign this Agreement
            (i) to one or more Affiliates and (ii) subject to payment to ABG of $100,000, in connection with any sale or transfer of the business to which it relates.

      10.7 Publicity. Neither Party nor any of its Affiliates will originate any news relating to this Agreement without the prior written approval of the other Party, which approval will not be unreasonably withheld or delayed.

      10.8  Construction.

            10.8.1 Headings; Sections and Exhibits. Headings contained in this
                   Agreement are for convenience only and will not be used in the interpretation of this Agreement. References herein to sections and exhibits are to the sections and exhibits, respectively, of this Agreement. Any exhibits are hereby incorporated herein by reference and made a part of this Agreement. Should any inconsistency exist or arise between a provision of this Agreement and a provision of any exhibit, schedule, or other incorporated writing, the provision of this Agreement will prevail.

            10.8.2 No Construction Against Drafter. Each Party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not apply in interpreting this Agreement.

            10.8.3 Certain Words and Terms. Unless the context clearly requires otherwise,

                  (A) the plural and singular numbers will each be deemed to include the other;

                  (B) the masculine, feminine, and neuter genders will each be deemed to include the others;

                  (C) "will," "will agree," or "agrees" are mandatory, and "may" is permissive;

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                  (D)   "or" is not exclusive; and

                  (E)   "includes" and "including" are not limiting.

            10.8.4 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart will be deemed an original instrument, but all counterparts together will constitute but one agreement.

      10.9  Notices.

            10.9.1 Sufficient Notice. All notices, requests, demands, or other communications under this Agreement will be in writing. Notice will be sufficiently given for all purposes as follows:

            (A) when personally delivered to the recipient, notice is effective on delivery;

            (B) when mailed certified mail, return receipt requested, notice is effective on receipt, if delivery is confirmed by a return receipt;

            (C) when delivered by Federal Express/Airborne/United Parcel Service/DHL WorldWide, or United States Express Mail, charges prepaid or charged to the sender's account, notice is effective on delivery, if delivery is confirmed by the delivery service; or

            (D) when sent by telex or fax to the last telex or fax number of the recipient known to the Party giving notice, notice is effective on receipt, provided that

                   (1) a duplicate copy of the notice is promptly given by first-class or certified mail or by overnight delivery, or

                   (2) the receiving Party delivers a written confirmation of receipt. Any notice given by telex or fax will be deemed received on the next business day if it is received after 5:00 p.m. (recipient's time) or on a nonbusiness day.

            10.9.2 Notice Refused, Unclaimed, Or Undeliverable. Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the Party to be notified will be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by the postal authorities, messenger, or overnight delivery service.

            10.9.3 Addresses. Addresses for purpose of giving notice are as follows:

            If to EBI:   Epoch Biosciences, Inc. Attn.:[Chief Executive Officer]
                         21720 23rd Road SE
                         Bothell, WA  98021
                         FAX No.: 425-282-5550

            If to ABG:   Applied Biosystems Group [Attn.: Legal Department]

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

                         850 Lincoln Centre Drive
                         Foster City, CA 94404
                         FAX No.: 650-638-6677

[Signature Page Follows]

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

The Parties , through their authorized officers, have executed this Agreement as of the Effective Date.

EPOCH BIOSCIENCES, INC.                   PE CORPORATION (NY), THROUGH ITS
                                          APPLIED BIOSYSTEMS GROUP

By:    /s/: William G. Gerber             By:    /s/: Michael W. Hunkapiller

Name:  William G. Gerber                  Name:  Michael W. Hunkapiller

Title: Chief Executive Officer            Title: Senior Vice President

Date:  May 10, 2001                       Date:  Mary 23, 2001

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